                                                     Registration No. 333-69568

As filed with the Securities and Exchange Commission on October 25, 2001

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                         SEAVIEW VIDEO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                               87-0438640
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

     111 Second Avenue N.E., Suite 1600
         St. Petersburg, Florida                                   33701
   (Address of principal executive offices)                     (Zip Code)

                          2001 Consultant Services Plan
                            (Full title of the plan)

             George Bernardich                            Copy to:
         Chief Executive Officer
    111 Second Avenue N.E., Suite 1600             Martin A. Traber, Esquire
       St. Petersburg, Florida 33701                    Foley & Lardner
            (727) 866-3660                    100 North Tampa Street, Suite 2700
    (Name, address and telephone number,             Tampa, Florida 33602
 including area code, of agent for service)              (813) 229-2300
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
----------------------- -------------- -------------------- -------------------- ------------------
                                         Proposed Maximum     Proposed Maximum
Title of Securities to   Amount to be   Offering Price Per   Aggregate Offering     Amount of
     be Registered        Registered          Share                 Price         Registration Fee
----------------------- -------------- -------------------- -------------------- ------------------
     Common Stock,
    $.001 par value     106,000 shares       $.75 (1)            $79,500 (1)           $19.88
----------------------- -------------- -------------------- -------------------- ------------------

(1)   Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on October 18, 2001.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENT

     Seaview Video Technology, Inc. has previously registered 105,000 shares of its common stock, par value $.001 per share of Common Stock for issuance under the 2001 Consultants Services Plan for Seaview Video Technology, Inc. (the
"Plan"). The registration of such shares was effected on a form S-8 Registration
Statement filed with the Securities and Exchange Commission on September 18,
2001, bearing the file number 333-69568 (the "Earlier Registration Statement").
This Registration Statement is being filed to register an additional 106,000 securities of the same class as those for which the Earlier Registration
Statement is effective. Accordingly, pursuant to General Instruction E of Form
S-8, the contents of the Earlier Registration Statement are hereby incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

       Exhibit No.              Exhibit

          (4)         2001 Consultant Services Plan*

          (5)         Opinion of Foley & Lardner

        (23.1)        Consent of Carol McAtee, CPA

        (23.2)        Consent of Foley & Lardner (contained in Exhibit 5 hereto)

         (24)         Power of Attorney relating to subsequent amendments
                        (included on the signature page to this Registration
                        Statement)

* Previously filed.
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 25th day of
October, 2001.

                                                SeaView Video Technology, Inc.

                                                By:/s/ George S. Bernardich, III
                                                   George S. Bernardich, III
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                        Title                          Date

/s/George S. Bernardich, III  Chief Executive Officer
GEORGE S. BERNARDICH, III     (Principal Executive Officer)     OCTOBER 24, 2001

/s/Douglas Bauer              Chief Financial Officer
DOUGLAS BAUER                 (Principal Executive Officer)     OCTOBER 24, 2001

/s/James R. Cox
JAMES R. COX                  Secretary and Treasurer           OCTOBER 24, 2001

/s/Myles J. Gould
MYLES J. GOULD                Director                          OCTOBER 24, 2001

/s/Bradford M. Gould
BRADFORD M. GOULD             Director                          OCTOBER 24, 2001

                                    Exhibits.

          SeaView Video Technology, Inc. 2001 Consultant Services Plan

        Exhibit No.                 Exhibit

           (4)              2001 Consultant Services Plan*

           (5)              Opinion of Foley & Lardner

          (23.1)            Consent of Carol Atee, CPA

          (23.2)            Consent of Foley & Lardner (contained in Exhibit 5
                            hereto)

           (24)             Power of Attorney relating to subsequent amendments
                            (included on the signature page to this Registration
                            Statement)

* Previously filed.